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                                                                    EXHIBIT 10.4

November 3, 2003

Warren K. Trowbridge
2421 S.E. Bahia Way
Stuart, FL 34996-1908

                 Re: Amendment to Executive Retention Agreement

Dear Keith,

This letter agreement serves to amend the Executive Retention Agreement dated as of September 1, 2000, by and between you and PolyMedica Corporation (the "Company").

1. Section 2 Term of Agreement. The definition of "Term" is hereby amended as follows:

                  "'Term' shall mean the period commencing as of the Effective Date and continuing in effect through August 31, 2004; provided, however, that commencing on September 1, 2004 and each September 1 thereafter, the Term shall be automatically extended for one additional year unless, not later than 90 days prior to the scheduled expiration of the Term (or any extension thereof), the Company shall have given the Executive written notice that the Term will not be extended."

2. Section 4.2(a)(i)(2) is hereby deleted in its entirety and replaced with the following in lieu thereof:

                  "(2) the amount equal to (A) two multiplied by (B) the sum of
         (x) the Executive's highest annual base salary during the three-year period prior to the Change in Control Date and (y) the Executive's highest annual bonus during the three-year period prior to the Change in Control Date."

3. Section 4.2(a)(ii) is hereby deleted in its entirety and replaced with the following in lieu thereof:

                  "(ii) for 12 months after the Date of Termination, or such longer period as may be provided by the terms of the appropriate plan, program, practice or policy, the Company shall continue to provide benefits to the Executive and the Executive's family at least equal to those which would have been provided to them if the Executive's employment had not been terminated, in accordance with the applicable Benefit Plans in effect on the Measurement Date or, if more favorable to the Executive and his family, in effect generally at any time thereafter with respect to other peer executives of the Company and its affiliated companies; provided, however, that if the Executive becomes reemployed with another employer and is eligible to receive a particular type of benefits (e.g. health insurance benefits) from such employer on terms at least as favorable to the Executive

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         and his family as those being provided by the Company, then the Company shall no longer be required to provide those particular benefits to the Executive and his family."

If the foregoing is acceptable to you, please indicate your agreement by signing a copy of this letter agreement and returning it to the undersigned.


                                         Very truly yours,



                                         /s/ Samuel L. Shanaman
                                         ------------------------------
                                         Samuel L. Shanaman
                                         Lead Director and Interim
                                         Chief Executive Officer


ACCEPTED AND AGREED TO:

/s/ Warren K. Trowbridge
------------------------
Warren K. Trowbridge

November 3, 2003
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Date

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